UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2009

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32389 (Commission file number)	41-2111139 (IRS Employer Identification No.)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: See below
(b)	Pro Forma Financial Information: See Below

On June 11, 2009, NTS Realty Holdings Limited Partnership (the “Company”) acquired, Golf Brook Apartments (“Golf Brook”) and Sabal Park Apartments (“Sabal Park”), which are located in Longwood, Florida with an affiliated joint venture partner. Golf Brook and Sabal Park were purchased, respectively, by GB Longwood Properties, LLC and SP Longwood Properties, LLC. The Company owns a 76.5% interest in each of these companies through its wholly-owned subsidiaries, GB Central Holding, LLC and SP Central Holdings, LLC, respectively. On June 16, 2009, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) to report this acquisition. The Company is hereby amending the Initial 8-K within 71 days of filing the initial 8-K by filing certain financial information relating to Golf Brook and Sabal Park (see Item 9.01(d) below) as required by Rule 3-14 and Article 11 of Regulation S-X. The information previously reported under Item 2.01 of the Initial 8-K is hereby incorporated by reference into this Current Report on Form 8-K/A.

The Company’s management is not aware of any material factors related to Golf Brook and Sabal Park that would cause the reported financial information not to be reasonably indicative of future operating results.

(d)	Exhibits:
	99.1	(a)	Financial Statements of Real Estate Operations Acquired
Report of Independent Auditors
Combined Statements of Revenue in Excess of Certain Expenses of Golf Brook and Sabal Park for the year ended December 31, 2008 and the three months ended March 31, 2009 (unaudited)
Notes to Combined Statements of Revenue in Excess of Certain Expenses of Golf Brook and Sabal Park

		(b)	Pro Forma Financial Information
Unaudited Pro Forma Consolidated Balance Sheet of NTS Realty Holdings Limited Partnership
Unaudited Pro Forma Consolidated Statements of Operations of NTS Realty Holdings Limited Partnership
Notes to the Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	Gregory A. Wells
Its:	Executive Vice President and Chief Financial Officer

Date:	July 10, 2009